                                    Exhibit 3

                              ASSIGNMENT AGREEMENT

     THIS  ASSIGNMENT  AGREEMENT  (this  "Agreement") is made as of December 23,
2008,  by  and  among:  U.S.  BANK  NATIONAL  ASSOCIATION,  a  national  banking association  ("Assignor");  GREAT RIVER BANCSHARES,  INC., a Nevada  corporation
("Assignee"); and MERCANTILE BANCORP, INC., a Delaware corporation ("Borrower");
and has reference to the following facts and circumstances (the "Recitals"):

     A.  Assignor  extended a revolving  line of credit (the  "Revolving  Credit
Loan") and three term loans (each, a "Term Loan";  and  collectively,  the "Term
Loans")  to  Borrower  as  evidenced  by the Third  Amended  and  Restated  Loan
Agreement dated as of November 10, 2006,  executed by Assignor,  as Lender,  and
Borrower,  as amended (the "Loan  Agreement";  all  capitalized  terms hereunder shall have the same meanings ascribed to them in the Loan Agreement).

     B. The Revolving Credit Loan matured by its terms on June 30, 2008, but the
Term Loans remain outstanding.

     C.  Assignor  has agreed to sell and assign,  without  recourse,  except as expressly provided herein, to Assignee,  all of Assignor's  interest in the Term
Loans, the Loan Agreement,  the Term Notes, and the other Transaction  Documents and Assignee has agreed to purchase the Term Loans, the Loan Agreement, the Term
Notes, and the other Transaction Documents,  subject to the terms and conditions of this Agreement.

     D. NOW, THEREFORE,  in consideration of the mutual promises of the parties, and for other good and valuable  consideration,  the receipt and  sufficiency of which are acknowledged, the parties agree as follows:

     1.  Recitals.  The Recitals are true and correct,  and,  together  with the defined terms set forth herein, are incorporated by this reference.

     2.  Purchase  Price.  For  and  in  consideration  for  assignment  of  the
Transaction  Documents,  Assignee  shall pay to Assignor an amount  equal to the aggregate  outstanding  principal  amount  of the Term  Notes  plus all  accrued interest  thereon  through the  Transfer  Date  (defined  below) (the  "Purchase
Price").  The Purchase  Price (which is set forth below) shall be paid in lawful money of the United States of America and in immediately available funds.

            Term Loan A         Term Loan B        Term Loan C           Total
            -----------         -----------        -----------           -----

Principal   $15,000,000.00      $5,000,000.00      $2,000,000.00      $22,000,000.00

Interest    $   109,112.50      $   36,609.72      $   14,978.34      $   160,700.56

Total       $15,109,112.50      $5,036,609.72      $2,014,978.34      $22,160,700.56

The  Purchase  Price will be  delivered  to  Assignor  by wire  transfer  to the following deposit account at Assignor:

        U.S.  Bank  National  Association
        ABA  No.  xxxxxxxxxxxx
        Attention:  Mercantile
        Bancorp, Inc. Credit Account #xxxxxxxxxx

     3. Closing and  Transfer  Date.  The  transfer of the original  Transaction
Documents  from Assignor to Assignee  shall occur when the last of the following takes place: (a) this Agreement

is executed by Assignor, Assignee and Borrower; and (b) funds in full payment of the  Purchase  Price are  received  by  Assignor.  The date on which the closing occurs shall be the "Transfer Date."

     4. Assignment of Transaction Documents.  Effective as of the Transfer Date,
Assignor hereby sells,  transfers and assigns to Assignee, and Assignee buys and receives from Assignor,  all of Assignor's  right,  title and interest in and to the  Transaction  Documents,  and  all  interest  accrued  thereunder  as of the
Transfer Date. Except for the  representations  and warranties  specifically set forth in this  Agreement,  the Transaction  Documents are being  transferred and sold to Assignee and  Assignee  acknowledges  that  Assignee is  purchasing  and accepting the  Transaction  Documents,  "AS IS",  "WITH ALL FAULTS" and "WITHOUT
RECOURSE" and without  representation or warranty of any type or kind, including specifically,  but not limited to, the  enforceability  or collectability of the
Term Loans or the Transaction Documents. Assignor agrees that, upon confirmation by Assignor of receipt of the Purchase  Price in good funds,  Assignor will: (a)
endorse  each  original  Term Note "Pay to the order of Great River  Bancshares,
Inc. WITHOUT RECOURSE and without warranties  express or implied,  except as set forth in the Assignment Agreement,  dated  contemporaneously  herewith";  (b) as soon as possible,  deliver the original  Transaction  Documents (as described in
Exhibit A hereto>) to Assignee;  and (c) be deemed to have  consented to Assignee
filing  UCC  Financing  Statement  Amendments   (assigning  the  applicable  UCC
Financing Statements to Assignee).

     5.  Borrower's  Representations  and  Warranties.  Borrower  joins  in this
Agreement for the purpose of making and giving the representations,  warranties, covenants,  agreements  and  indemnities  set forth below and for the purpose of releasing Assignor from any and all claims arising out of the Term Loans and the
Transaction Documents as follows:

          (a) There are no  obligations  of Borrower,  contingent  or otherwise, owing to Assignor  nor in favor of any other  Person  which are entitled to the security of or any other  benefit of any of the  Transaction  Documents other than the  obligations  assigned  hereby.  There is no  obligation  of
     Assignor under the  Transaction  Documents to make any future advance or to incur any liability on behalf of Borrower;

          (b)  Exhibit A to this  Agreement  contains  a complete  and  accurate listing  of  all  Transaction  Documents  as  such  term  is  used  in  and contemplated by the Loan Agreement;

          (c) All  signatures on each of the  Transaction  Documents are genuine and authorized,  this Agreement  constitutes a valid and binding obligation of Borrower and is  enforceable  against  Borrower in  accordance  with its terms, and Borrower and its subsidiaries have taken all action necessary to enable  Assignee to obtain the benefits of the  Collateral and to foreclose upon the Collateral upon the occurrence of an Event of Default;

          (d) There are no amendments or modifications to any of the Transaction
     Documents except for those described in Exhibit A, which is attached hereto and made a part  hereof by  reference;  there are no waivers by Assignor of
     Borrower's  compliance  with the terms of any provision of the  Transaction
     Documents,  except that Assignor waived all prepayment fees contemplated by the Loan Agreement;  the repayment terms for the Term Loan advances and all other  terms  are as set forth in the  Transaction  Documents  except  that
     Assignor waived all prepayment fees contemplated by the Loan Agreement; and
     there  exists no other  written or oral  agreement or  understanding  which would change,  amend or waive the provisions of the  Transaction  Documents identified on Exhibit A, except that Assignor  waived all  prepayment  fees contemplated by the Loan Agreement;

          (e) As of the  date of this  Agreement,  Borrower  has no  defense  to payment,  counterclaim or setoff, including without limitation, usury, with respect  to the  Transaction  Documents  or to the  indebtedness  evidenced thereby;

                                      -2-

          (f)  There  is no  insolvency  proceeding  currently  pending  against
     Borrower,  and no litigation is currently  pending between Assignor and any party to the Transaction  Documents  relating in any way to the Transaction
     Documents;

          (g) The Term Loan amounts set forth in Section 2 above,  all as of the date hereof, represent the total indebtedness due to Assignor and evidenced by the Transaction Documents;

          (h) There are no duplicate originals of the Term Notes;

          (i) Borrower  hereby  releases  Assignor from any and all  obligations
     Assignor may have had, or, but for the provisions of this  Agreement  might otherwise have had in the future to Borrower with respect to the Term Loans and under the Transaction  Documents.  Borrower further  releases  Assignor from any and all actions, claims and demands whatsoever,  in law or equity, which it may have ever had, now has or may hereafter have against  Assignor arising  out of or in  connection  with the Term Loans and the  Transaction
     Documents. From and after the date hereof, Borrower shall indemnify, defend and hold harmless  Assignor  from and against any and all demands,  claims, complaints, actions, causes of action, suits, proceedings,  investigations, arbitrations, assessments, losses, damages, liabilities, costs and expenses which may be  asserted  against,  imposed  upon or  suffered  by  Assignor, directly  or  indirectly,  as a result of, on account  of, by reason of, or arising from the Term Loans or the Transaction Documents,  except as may be caused by the gross  negligence  or  intentional  misconduct  of  Assignor, including without limitation,  reasonable  attorneys' fees. The language in this  Section  5(i) does not mean  Assignor  would not assist  Assignee  or
     Borrower in correcting any clerical errors or corrections necessary to make this  Agreement  legally  correct or in correcting any  mathematical  error inconsistent with the intention of the parties to this Agreement; and

          (j) Borrower intends that the assignment of the Transaction  Documents shall in no way constitute a novation,  but shall continue the  obligations of  Borrower  under the  Transaction  Documents  in full force and  effect.
     Borrower  further  ratifies and confirms all of the terms and  covenants of the  Transaction  Documents and agrees that the same do and shall remain in full force and effect,  enforceable  in  accordance  with their  respective terms.  Borrower  represents  and  warrants  to  Assignee  that  except  as described  in Exhibit C  attached  hereto  all of the  representations  and warranties set forth in the  Transaction  Documents are true as of the date hereof as if made by Borrower to Assignee as of the date  hereof.  Borrower releases Assignee from and agrees that Assignee shall not be liable for any breaches of the  Transaction  Documents  by Assignor  or any  liability  of
     Assignor to Borrower under the Transaction  Documents or otherwise  whether arising  prior  or  subsequent  to the  effective  date of this  Agreement.
     Borrower  agrees that the only  liabilities or  obligations  Assignee shall
     have  under  the   Transaction   Documents  are  those  arising  under  the
     Transaction Documents after the date hereof.

          (k)  Borrower  agrees that a breach of any  representation,  warranty, covenant,  agreement or  indemnity  contained  in this  Agreement  shall be deemed to be an Event of Default under the Transaction Documents.

          (l) Borrower  represents and warrants that: the The Hannibal  National
     Bank  changed its name to HNB  National  Bank on May 1, 2003;  HNB Bancorp,
     Inc. changed its name to HNB Financial Services, Inc. on December 13, 2001;
     and Mercantile  Trust and Savings Bank changed its name to Mercantile  Bank on January 1, 2008.

     6. Assignor's Representations and Warranties. Assignor warrants to Assignee that:  (a) Assignor has good and  marketable  title to the Term Loans,  the Loan
Agreement,  the  Term  Notes,  and  the  other  Transaction  Documents;  (b)  to
Assignor's  knowledge,  the Term Loans, the Loan Agreement,  the Term Notes, and
the other  Transaction  Documents  are not subject to any lien,  claim,

                                      -3-

charge, participation,  encumbrance or restriction of any kind; and (c) the Term
Loan  amounts  set  forth in  Section  2 above  represent  the  total  amount of principal  and  interest  due to  Assignor  and  evidenced  by  the  Transaction
Documents  as of the date  hereof.  Assignor  hereby  warrants to  Assignee  and
Borrower  that,  upon the  receipt  of the  Purchase  Price in good  funds  from
Assignee,  Borrower shall have no further obligations to Assignor under the Term
Loans and the Transaction Documents.

     7.  Disclaimer.  By  acceptance  of  this  Agreement,   Assignee  expressly
acknowledges that the Term Loans and the Transaction Documents are being sold on an "AS IS",  "WHERE IS" BASIS,  WITH ALL FAULTS AND EXCEPT AS  SPECIFICALLY  SET
FORTH  IN  SECTION  6  ABOVE,   ASSIGNOR   MAKES  AND  GIVES  NO   WARRANTY   OR
REPRESENTATION,  EXPRESS OR IMPLIED,  OR ARISING BY OPERATION OF LAW RELATING IN
ANY WAY TO THE TERM LOANS OR THE  TRANSACTION  DOCUMENTS and except as otherwise specifically  stated in this  Agreement,  Assignor  specifically  disclaims  any warranty,  guaranty or representation,  oral or written, past, present or future with respect to the Term Loans and the Transaction Documents including,  without limitation:  (a) the  validity,  existence,  or priority of any lien or security interest securing the Term Loans whether  supposedly  created by the Transaction
Documents or otherwise; (b) the existence or basis for any claim,  counterclaim, defense or offset relating to the Term Loans or Transaction  Documents;  (c) the
financial  condition  of  Borrower;  (d) the  compliance  of the  Term  Loans or
Transaction Documents with any laws, ordinances or regulations of any government or other body;  (e) the  condition or existence of any  collateral  securing the
Term Loans whether  created by the Transaction  Documents or otherwise;  (f) the future  performance  of Borrower,  the  collateral  or any third party  pledging security for the Term Loans or the Transaction  Documents;  (g) the value of the collateral  for the Term Loans;  (h) whether any collateral is in the possession of Borrower; and (i) the collectability of the Term Loans. Assignee acknowledges and  represents to Assignor that Assignee has been given the  opportunity to and has undertake  Assignee's own  investigation  of the Term Loans, the Transaction
Documents  and  Borrower,  and  Assignee  is relying  solely on  Assignee's  own investigation  of the  Term  Loans  and not any  information  provided  or to be provided by Assignor.

     8.  Assumption of Term Loan and  Indemnifications.  As of and including the
Transfer  Date,  Assignee  hereby  assumes  each,  every  and all of  Assignor's obligations under and for the Term Loans and Transaction Documents arising on or after the Transfer Date,  agrees that Assignee will be bound by and will perform in accordance  with the  provisions  which,  under the terms of the  Transaction
Documents,  are required to be performed by "Lender" as such terms,  provisions, and obligations may be amended,  restated,  modified,  or supplemented under the
Transaction  Documents.  Assignee agrees to and shall  indemnify,  save and keep
Assignor and Assignor's  predecessors,  successors and assigns harmless from and against any and all liabilities,  demands,  claims, actions or causes of action, assessments,  losses, fines, penalties, costs, damages obligations and expenses, including reasonable attorneys' and expert witness fees of any kind or character incurred by Assignor or its  predecessors,  successors  and  assigns,  resulting from,  or arising out of (a) the Term Loans and  Transaction  Documents  arising from actions,  occurrences  and events which take place on or after the Transfer
Date, (b) the inaccuracy of any  representation  or warranty made by Assignee to
Assignor  in this  Agreement;  (c) any and all  liabilities  arising  out of the tortious or unlawful acts or omissions of Assignee in regard to the  Transaction
Documents or the Term Loans, including but not limited to any "lender liability"
or similar claims asserted  against Assignor to the extent such claims arose out of actions of Assignee,  or any other events that occur after the Transfer Date;
(d) any amount  owed to  attorneys  or other  persons for  services  provided to
Assignee  or its  successors  in  interest  with  respect  to the Term  Loans or
Transaction Documents;  or (e) any breach of any of "Lender's" obligations under any Transaction  Document on or after the Transfer Date.  Assignor agrees to and shall indemnify, save and keep Assignee and Assignee's predecessors,  successors and assigns harmless from and against any and all liabilities,  demands, claims, actions or causes of  action,  assessments,  losses,  fines,  penalties,  costs, damages  obligations and expenses,  including  reasonable  attorneys' and expert witness fees of any kind or character  incurred by Assignee or its predecessors, successors and assigns, in any way resulting from or arising out of (i) the Term
Loans and  Transaction  Documents  arising from actions,

                                      -4-

occurrences  and  events  which  occur  prior  to the  Transfer  Date,  (ii) the inaccuracy  of any  representation  or warranty  made by Assignor to Assignee in this  Agreement;  (iii) any and all  liabilities  arising out of the tortious or unlawful acts or omissions of Assignor in regard to the Transaction Documents or the Term Loans,  including but not limited to any "lender  liability" or similar claims asserted  against Assignee to the extent such claims arose out of actions of Assignor or any other events that occurred prior to the Transfer  Date;  (iv)
any amount owed to attorneys or other persons for services  provided to Assignor or its  predecessor  in interest  with respect to the Term Loans or  Transaction
Documents;  or (v)  any  breach  of  any of  "Lender's"  obligations  under  any
Transaction Document prior to the Transfer Date.

     9. Due  Diligence by Assignee.  Assignee  confirms  that  Assignee has been given the opportunity to review and has reviewed the  Transaction  Documents and such other  documents  and  information  as Assignee  has deemed  necessary  and appropriate  on  which  to  base  Assignee's  own  credit  analysis  and to make
Assignee's own decision to enter into this Agreement. Assignee hereby represents and warrants  that:  (i) Assignee is a  sophisticated  buyer with respect to the
Term Loans and the Transaction Documents and an "accredited investor" within the meaning of 17 CFR Section  230.501(a);  (ii)  Assignee has adequate  information concerning the business and financial  condition of Borrower to make an informed decision regarding the purchase of the Term Loans and the Transaction  Documents and has  independently  and without  reliance  on  Assignor  or any  information prepared by  Assignor,  and based on such  information  as  Assignee  has deemed appropriate,  made  Assignee's  own  analysis  and  decision  to enter into this
Agreement;  (iii)  Assignee has not relied in entering into this  Agreement upon any oral or written information from Assignor,  or any of Assignor's  employees, affiliates,  agents or  representatives  (including  but not limited to any risk ratings or any other material prepared by Assignor's  employees that is included in  Assignor's  credit or collateral  files for the Term Loans),  other than the representations  and  warranties  of  Assignor  specifically  set  forth in this
Agreement,  nor has Assignee relied on any investment advice, credit information or opinion  as to whether  the  purchase  of the Term Loans and the  Transaction
Documents  is  prudent.   Assignee   acknowledges   that:  (A)  no  employee  or
representative  of Assignor has been  authorized  to make,  and Assignee has not relied upon, any  statements or  representations  other than those  specifically contained  in this  Agreement;  (B) the  sale of the  Transaction  Documents  by
Assignor to  Assignee is  irrevocable,  and  Assignee  shall have no recourse to
Assignor except as expressly provided herein; (C) the Term Loans are or may have been in default,  and/or may have been  restructured or extended as described in the First Amendment Third Amended and Restated Loan Agreement,  Second Amendment
Third Amended and Restated Loan Agreement,  and Third Amendment to Third Amended
and Restated Loan Agreement, executed by Borrower and Assignor, and as described in Exhibit B attached hereto; (D) title defects, lack of perfection of liens and other  defects may exist with  respect to the  collateral  (if any) for the Term
Loans;  and (E) the  consideration  paid  pursuant  to  this  Agreement  for the purchase of the Term Loans and Transaction Documents may differ both in kind and amount from any payments or  distributions  which may  ultimately be received by
Assignee with respect to the Term Loans and the Transaction Documents.

     10. Excluded  Information.  Assignee  acknowledges that Assignor has or may have but will not be transferring to Assignee certain  documents and information on the Term Loans,  Borrower,  any pledgors or  guarantors  that is not known to
Assignee  and that may be  material  to a decision to acquire the Term Loans and
Transaction  Documents,  such as charge  off,  non-performing  asset and  rating change memoranda,  written officer comments regarding Borrower,  any pledgors or guarantors character or credit issues,  attorney-client  correspondence or other information to or from attorneys or prepared in anticipation of litigation,  and references  to the "net to  bank" or "net  investment"  balance  on a Term  Loan
(collectively, the "Excluded Information"). Assignee has decided to buy the Term
Loans and the Transaction Documents notwithstanding its lack of knowledge of the
Excluded  Information,  and  Assignor  shall have no  liability  to Assignee for nondisclosure of any Excluded  Information as long as such Excluded  Information does not affect the truth or accuracy of any  representations or warranties made by Assignor in Section 6 above.

     11. Not a Novation.  Assignor and Assignee intend that this Agreement shall in no way constitute a novation but shall  continue the  obligations of Borrower in full force and effect.

                                      -5-

     12. Cumulative  Remedies.  The rights and remedies of Assignor and Assignee hereunder are  cumulative and not exclusive of any rights or remedies they would otherwise have.

     13.  Governing Law. This Agreement  shall be governed by, and construed and interpreted  in  accordance  with,  the laws of the State of  Missouri,  without reference to conflicts of law principles, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     14.  Entire  Agreement;  Notice  Required by Section  432.047 R.S. Mo. This
Agreement cannot be amended, modified or terminated orally but only by a writing signed by the party to be charged.  This Agreement embodies the entire agreement and  understanding  of the  parties  hereto with  respect to the subject  matter hereof and supersedes any prior agreement and understanding between the parties.

Notice  Required by Section  432.047 R.S. Mo. ORAL  AGREEMENTS OR COMMITMENTS TO
LOAN MONEY,  EXTEND  CREDIT OR TO FORBEAR  FROM  ENFORCING  REPAYMENT  OF A DEBT
INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE,  REGARDLESS
OF THE LEGAL  THEORY  UPON WHICH IT IS BASED  THAT IS IN ANY WAY  RELATED TO THE
CREDIT   AGREEMENT.   TO  PROTECT  YOU  (BORROWER(S))  AND  US  (CREDITOR)  FROM
MISUNDERSTANDING  OR  DISAPPOINTMENT,  ANY  AGREEMENTS  WE REACH  COVERING  SUCH
MATTERS ARE  CONTAINED IN THIS  WRITING,  WHICH IS THE  COMPLETE  AND  EXCLUSIVE
STATEMENT OF THE  AGREEMENT  BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING
TO MODIFY IT.

     15. Counterparts.   This  Agreement  may  be  executed   in  two   or  more
counterparts,  each of  which  shall be  deemed  an  original,  but all of which together shall constitute one and the same instrument.

     16. Consent. Borrower hereby consents to Assignor's assignment of the Term
Loans, the Loan Agreement,  the Term Notes, and the other Transaction  Documents to Assignee pursuant to terms and conditions hereof.

     17. Further Assurances.  All parties hereto shall fully cooperate with each other, and shall promptly execute and deliver such documents and take such other action as is  reasonably  requested  of it for the  purposes of  evidencing  the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF,  this Agreement has been duly executed and delivered by the parties hereto as of the date written above.

                         [SIGNATURES ON FOLLOWING PAGE]

                                      -6-

                                 SIGNATURE PAGE-
                              ASSIGNMENT AGREEMENT

                                    Assignor:

                                    U.S. BANK NATIONAL ASSOCIATION

                                    By:  /s/ Douglas S. Dunbar, Vice President
                                         ---------------------------------------
                                           Douglas S. Dunbar, Vice President

                                    Assignee:

                                    GREAT RIVER BANCSHARES, INC.

                                    By:  /s/ Scott Phillips, Assistant Secretary
                                        ----------------------------------------
                                         Scott Phillips, Assistant Secretary

                                    Borrower:

                                    MERCANTILE BANCORP, INC

                                    By: /s/ Ted T. Awerkamp, President & CEO
                                        ----------------------------------------
                                          Ted T. Awerkamp, President & CEO

                                      -7-

                                    EXHIBIT A

                             (Transaction Documents)

Third Amended and Restated Loan Agreement dated November 10, 2006

Term Loan Promissory Note ($15,000,000) dated November 10, 2006

Stock Pledge Agreement (Borrower) dated November 10, 2006

Stock Certificate No. 03563-Mercantile Trust & Savings Bank (360,000 shares) and stock power

UCC  Financing  Statement  No.  6391464 5 (filed with the Delaware  Secretary of
State on 11/9/06)

Stock Pledge Agreement (Subsidiary) dated November 10, 2006

Stock  Certificate No. RPB 215-The Royal Palm Bank (1,038,294  shares) and stock power

UCC Financing  Statement No.  200604105574  (filed with the Florida Secretary of
State on 11/13/06)

First  Amendment to Third  Amended and Restated Loan  Agreement  dated March 20,
2007

Second  Amendment to Third  Amended and Restated Loan  Agreement  dated June 30,
2007

Third  Amendment to Third Amended and Restated Loan Agreement dated September 7,
2007

Term Loan B Promissory Note ($5,000,000) dated September 7, 2007

Term Loan C Promissory Note ($5,000,000) dated September 7, 2007

Stock Pledge Agreement (Subsidiary) dated September 7, 2007

Stock Certificate No. 1012-HNB National Bank (64,000 shares) and stock power

UCC Financing  Statement No.  20070100998H (filed with the Missouri Secretary of
State on 9/7/07)

                                    EXHIBIT B

                               (Events of Default)

Section 5.13 (Consolidated  Fixed Charge Coverage Ratio)- failure to comply with this  covenant for the  quarterly  reporting  period  ending as of September 30,
2008.

Section 6.12  (Non-Performing  Assets)- failure to comply with this covenant for the  quarterly  reporting  periods  ending as of June 30, 2008 and September 30,
2008.

                                    EXHIBIT C

            (Exceptions to Borrower's Representations and Warranties)

The following are the exceptions to the representations and warranties set forth in Section 4 of the Third Amended and Restated Loan Agreement dated November 10,
2006, as amended by the First Amendment dated March 20, 2007,  Second  Amendment dated June 30, 2007 and Third Amendment dated September 7, 2007:

     1.   There have been changes in the  condition or  operation,  financial or
          otherwise,   of  Mercantile   Bancorp,   Inc:  and  its   consolidated
          subsidiaries  since June 30,  2006 that could have a Material  Adverse
          Effect.  The changes are: (a) a substantial  increase in nonperforming
          assets;  (b)  a  substantial   increase  in  loan  loss  reserve;  (c)
          substantial loan  charge-offs;  (d) net losses for the quarters ending
          March 31, 2008,  June 30, 2008 and  September  30, 2008 as reported on
          Borrower's forms 10Q; and (e) a substantial reduction in net worth;

     2.   With respect to Section 4.05,  Royal Palm Bank of Florida is currently
          operating  under  a  Memorandum  of   Understanding   with  regulatory
          authorities.  It is anticipated  that Heartland Bank will be requested to enter a Memorandum of Understanding or other regulatory order;

     3.   With respect to Section  4.08,  Schedule 4.08 on the date hereof would be as set forth on the attached  Schedule 4.08. The changes are caused by the  following:  (a) the merger of Farmers  State Bank of  Northern
          Missouri  into   Mercantile   Bank;  (b)  the  sale  of  New  Frontier
          Bankshares, Inc. previously owned by Mercantile Bancorp, Inc.; (c) the merger of Perry State Bank into HNB National  Bank;  (d) the merger of
          Mercantile Merger Corp. into HNB Financial Services, Inc.; and (e) the name change of Mercantile  Trust & Savings Bank to Mercantile  Bank as
          of January 1, 2008.

     4.   With respect to Section 4.10,  Mid-America Bancorp,  Inc. has borrowed the sum of four million dollars  ($4,000,000.00)  from First Community
          Bank,  Lee's  Summit,  Missouri,  on August  28,  2008,  modified  and extended on November 28, 2008.  Schedule 4.10 on the date hereof would be in accordance with the attached schedule 4.10.

     5.   With respect to Section 4.11, Mid-America Bancorp, Inc. has pledged as security on the loan to Community  Bank 3,000 shares of Heartland Bank stock representing 100 percent of the issued and outstanding shares of
          Heartland Bank.

     6.   Schedule  4.14 as of the date hereof would be in  accordance  with the attached Schedule 4.14.

                                  SCHEDULE 4.08

                                 (Subsidiaries)

Mid-America Bancorp, Inc.

         Heartland Bank

Mercantile Bancorp Capital Trust I

Mercantile Bancorp Capital Trust II

Mercantile Bancorp Capital Trust Ill

Mercantile Bancorp Capital Trust IV

Brown County State Bank

Marine Bank & Trust

Mercantile Bank

         Mercantile Investments Inc.

Royal Palm Bancorp, Inc.

         The Royal Palm Bank of Florida

HNB Financial Services, Inc.

         HNB National Bank

                                  SCHEDULE 4.10

                          (Other Loans and Guarantees)

Trust Preferred Securities:

1) Mercantile Bancorp Capital Trust I

2) Mercantile Bancorp Capital Trust II

3) Mercantile Bancorp Capital Trust III

4) Mercantile Bancorp Capital Trust IV

In addition, Mid-America Bancorp, Inc. debt to First Community Bank

                                  SCHEDULE 4.14

                           (Stock of Subsidiary Banks)

                                                                               Authorized
              Subsidiary Bank                     Owner                    Capital      Par Value
              ---------------                     -----                    -------      ---------

Heartland Bank                      Mid-America Bancorp, Inc.       3,000 shares           $100.00

Brown County State Bank             Mercantile Bancorp, Inc.        3,000 shares           $100.00

Marine Bank & Trust                 Mercantile Bancorp, Inc.        13,010 shares          $100.00

Mercantile Bank                     Mercantile Bancorp, Inc.        403,200 shares           $6.25

The Royal Palm Beach of Florida     Royal Palm Bancorp, Inc.        3,000,000 shares         $5.00

HNB National Bank                   HNB Financial Services, Inc.    64,000 shares            $6.25

Shares Owned by Owner

Heartland Bank                      3,000 shares

Brown County State Bank             3,000 shares

Marine Bank & Trust                 13,010 shares

Mercantile Bank                     403,200 shares

The Royal Palm Bank of Florida      1,038,294 shares

HNB National Bank                   64,000 shares